                                                                    Exhibit 99.1


[RPM logo]

                 RPM ANNOUNCES RECORD FISCAL 2003 SALES RESULTS,
                     EARNINGS GROWTH BEFORE ASBESTOS CHARGE

MEDINA, Ohio-July 28, 2003-RPM International Inc. (NYSE:RPM) today reported continued growth in sales and operating results from both operating segments for the fourth quarter and full fiscal year, ended May 31, 2003. Fiscal year net sales grew 5 percent to a record $2.083 billion and earnings, before a charge for asbestos related costs, grew to record levels as well. Net income increased 21 percent to $122.8 million and diluted earnings per share improved by 9 percent to $1.06, both before an $88 million after-tax charge for asbestos liability. Including the charge, RPM reported net income of $35.3 million and diluted earnings per share of $0.30.

ASBESTOS CHARGE

"It is difficult for us to estimate our potential new asbestos claims and costs beyond the next couple of years given a number of recent events including positive changes in state liability laws, particularly in a number of key states related to our historic asbestos activity," stated Frank C. Sullivan, CEO. "Over time, these changes at the state level should reduce the number of claims and our ultimate costs, though it is still too soon to know the full impact. There are other state tort reform initiatives underway, and if the recently introduced Senate bill (S.1125 - FAIR Act) eventually becomes law, this whole picture will change significantly. We obviously can't predict when new laws may be enacted or what their effect may be on RPM," Sullivan added.

Accordingly, as previously indicated and anticipated, RPM recorded a charge as of May 31, 2003 for its known asbestos claims and an estimated provision for foreseeable future claims. The $88 million after-tax charge impacted diluted earnings per share by ($0.76).

Sullivan continued, "We believe this asbestos reserve will be sufficient to cover our asbestos related costs for approximately three years. We will regularly evaluate the adequacy of this reserve and related cash flow implications in light of actual claims experience, the impact of state law changes and the evolving nature of federal legislative efforts to address asbestos litigation, and will make and communicate appropriate adjustments as, and when, necessary."

FISCAL YEAR RESULTS

For the 2003 fiscal year, RPM reported record net sales of $2.083 billion, a 5 percent improvement, compared with sales of $1.986 billion during fiscal 2002. The industrial and consumer segments reported sales growth of 6 percent and 4 percent, respectively, including several smaller acquisitions and generally favorable foreign exchange rates throughout the year.

Excluding the asbestos charge, fiscal 2003 net income increased 21 percent to $122.8 million and diluted earnings per share improved 9 percent to $1.06, compared with net income of $101.6 million and diluted


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earnings per share of $0.97 in fiscal 2002. The charge to accrue for estimated asbestos related liabilities resulted in net income of $35.3 million for the 2003 fiscal year and diluted earnings per share of $0.30. The 11.5 million common shares issued in connection with the March 2002 follow-on equity offering had a dilutive effect of ($0.01) on reported diluted earnings per share in fiscal 2003.

FOURTH-QUARTER RESULTS

Net sales for the fourth quarter were a record $589.5 million, an increase of 6 percent against sales of $557.4 million in the fiscal 2002 fourth quarter. Industrial segment sales increased 8 percent, reaching $304.1 million, while consumer segment sales were ahead 4 percent, to $285.4 million. Organic sales growth of 2 percent and 1 percent, respectively, was complemented by the April 1, 2003 acquisition of Koch Waterproofing Solutions and several other smaller acquisitions, plus favorable foreign exchange rates.

Excluding the asbestos charge, fourth quarter net income increased 19 percent to $44.1 million and diluted earnings per share increased 15 percent to $0.38, compared with net income of $37.2 million and diluted earnings per share of $0.33 in the fiscal 2002 fourth quarter. The charge to accrue for estimated asbestos related liabilities resulted in a net loss during the fiscal 2003 fourth quarter of ($43.4) million and diluted earnings (loss) per share of ($0.38). The 11.5 million common shares issued in connection with the March 2002 follow-on equity offering had an accretive effect of $0.01 on reported diluted earnings (loss) per share in the fourth quarter of fiscal 2003.

BUSINESS OUTLOOK

"We continue to be pleased that both of our operating segments have managed to generate positive performance results despite a still-weak economy. This is a great reminder that the asbestos issue is not impairing our operating managers' ability to drive growth in their businesses. When the asbestos issue fades from prominence in its effect on our results and our discussions of our results, RPM will clearly be seen as the strong, consistent performer that it is, and will continue to be," Sullivan stated. "Despite the economic challenges we still face, RPM is focused on delivering solid single-digit revenue growth and 10-12 percent earnings growth in this new fiscal year," added Sullivan.

ABOUT RPM

RPM International Inc., a holding company, owns subsidiaries that are world leaders in specialty coatings serving both industrial and consumer markets. RPM's industrial products include roofing systems, sealants, corrosion control coatings, flooring coatings and specialty chemicals. RPM's consumer products are used by professionals and do-it-yourselfers for home maintenance and improvement, automotive and boat repair and maintenance, and by hobbyists. Industrial brands include Stonhard, Tremco, Carboline, Day-Glo, Euco and Dryvit. Consumer brands include Zinsser, Rust-Oleum, DAP, Varathane, Bondo and Testors.

For more information, contact: Glenn R. Hasman, vice president finance and communications for RPM at (330) 273-8820.

This press release contains "forward-looking statements" relating to the business of the Company. These forward-looking statements, or other statements made by the Company, are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) general economic conditions; (b) the price and supply of raw materials, particularly titanium dioxide, certain resins, aerosols and solvents;
(c) continued growth in demand for the Company's products; (d) legal, environmental and litigation risks inherent in the Company's construction and chemicals businesses and risks related to insurance coverage inherent in the Company's disclosed litigation; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon the Company's foreign operations; (g) the potential impact of the euro currency conversion; (h) the effect of non- currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (i) risks and uncertainties associated with the Company's ongoing acquisition and divestiture activities; and other risks detailed in the Company's other reports and statements filed with the Securities and Exchange Commission, including the risk factors set forth in the Company's prospectus and prospectus supplement included as part of the Company's Registration Statement on Form S-3 (File No. 333-77028), as the same may be amended from time to time.

RPM expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, RPM may reiterate the guidance published in this press release. At the same time, RPM will keep this press release publicly available on its website (www.rpminc.com). The public can continue to rely on the guidance published in this press release as still being RPM's current expectations on its projected financial performance unless RPM publishes a notice stating otherwise.
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                        CONSOLIDATED STATEMENTS OF INCOME
                       In thousands, except per share data


                                                                 Year Ended May 31,              Three Months Ended May 31,
                                                            ----------------------------        -----------------------------
                                                               2003              2002              2003               2002
                                                            ----------        ----------        ----------         ----------
NET SALES                                                   $2,083,489        $1,986,126        $  589,546         $  557,433
Cost of sales                                                1,128,937         1,073,910           315,298            296,495
                                                            ----------        ----------        ----------         ----------
Gross profit                                                   954,552           912,216           274,248            260,938
Selling, general & administrative expenses                     739,987           717,628           201,043            195,908
Asbestos charge                                                140,000           140,000
Interest expense, net                                           26,712            40,464             6,422              8,381
                                                            ----------        ----------        ----------         ----------
Income (loss) before income taxes                               47,853           154,124           (73,217)            56,649
Provision (benefit) for income taxes                            12,526            52,570           (29,848)            19,428
                                                            ----------        ----------        ----------         ----------
NET INCOME (LOSS)                                           $   35,327        $  101,554        $  (43,369)        $   37,221
                                                            ==========        ==========        ==========         ==========

Basic earnings (loss) per share of common stock             $     0.31        $     0.97        $    (0.38)        $     0.34
                                                            ==========        ==========        ==========         ==========

Diluted earnings (loss) per share of common stock           $     0.30        $     0.97        $    (0.38)        $     0.33
                                                            ==========        ==========        ==========         ==========

Average shares of common stock outstanding - basic             115,294           104,418           115,593            110,567
                                                            ==========        ==========        ==========         ==========

Average shares of common stock outstanding - diluted           115,986           105,131           115,911            112,015
                                                            ==========        ==========        ==========         ==========



                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  In thousands

                                                                 May 31,
                                                       ----------------------------
                                                          2003              2002
                                                       ----------        ----------
ASSETS
        Current assets                                 $  928,094        $  843,755
        Property, plant & equipment (net)                 370,789           355,797
        Other assets                                      948,328           879,292
                                                       ----------        ----------
               TOTAL ASSETS                            $2,247,211        $2,078,844
                                                       ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities                            $  427,650        $  364,714
        Long-term debt, less current maturities           724,846           707,921
        Other liabilities                                 217,707           148,103
                                                       ----------        ----------
               TOTAL LIABILITIES                        1,370,203         1,220,738
        Stockholders' equity                              877,008           858,106
                                                       ----------        ----------
               TOTAL LIABILITIES &
                     STOCKHOLDERS' EQUITY              $2,247,211        $2,078,844
                                                       ==========        ==========


                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  In thousands


                                                                       Year Ended May 31,
                                                                   ---------------------------
                                                                     2003              2002
                                                                   ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                                 $  35,327         $ 101,554
        Depreciation and amortization                                 58,674            56,859
        Items not affecting cash and other                           102,435            (1,567)
        Changes in operating working capital                         (35,807)           34,524
                                                                   ---------         ---------
                                                                     160,629           191,370
                                                                   ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
        Capital expenditures                                         (41,814)          (39,931)
        Acquisition of new businesses, net of cash acquired          (65,994)           (3,138)
        Other                                                         (2,593)            5,371
                                                                   ---------         ---------
                                                                    (110,401)          (37,698)
                                                                   ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES
        Increase (Decrease) in debt                                   11,101          (248,981)
        Cash dividends                                               (59,139)          (52,409)
        Sale of common stock                                         155,934
        Repurchase of common stock                                    (1,167)
        Exercise of stock options                                      3,286             9,504
                                                                   ---------         ---------
                                                                     (45,919)         (135,952)
                                                                   ---------         ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                4,244               526
                                                                   ---------         ---------

        Net Increase in Cash and Short-term Investments            $   8,553         $  18,246
                                                                   =========         =========
